POWER OF ATTORNEY


               KNOWN ALL MEN BY THESE PRESENTS:


               WHEREAS, PC&J PERFORMANCE FUND, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, Post-Effective Amendment No. 15 to its Registration Statement; and

               NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES M. JOHNSON and KATHLEEN A. CARLSON, and each of them, its attorneys for it and in its name, place and stead, to execute and file such Post-Effective Amendment No. 15, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 5th day of February, 1997.


          ATTEST:                            PC&J PERFORMANCE FUND


           /s/                          By: /s/
          -----------------------------    -------------------------------
          JAMES M. JOHNSON, Secretary      LESLIE O. PARKER III, President


          STATE OF OHIO            )
                                   )    ss:
          COUNTY OF MONTGOMERY     )

               Before me, a Notary Public, in and for said county and state, personally appeared LESLIE O. PARKER, III, President and JAMES M. JOHNSON, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

               WITNESS my hand and official seal this 5th day of February, 1997.







                                        /s/ Nancy S. Grile
                                        ------------------------
          [SEAL]                             Notary Public


                                    NANCY S. GRILE
                                  Notary Public, State of Ohio
                                My Commission Expires Apr. 1, 1998

                                     CERTIFICATE





               The undersigned, Secretary of PC&J PERFORMANCE FUND, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at the meeting held on February

          5, 1997, and is in full force and effect:




                    "WHEREAS, PC&J PERFORMANCE FUND, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, Post-Effective Amendment No.
                    15 to its Registration Statement;



                    NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES M. JOHNSON and KATHLEEN A. CARLSON, and each of them, its attorneys for it and in its name, place and stead, to execute and file such Post-Effective Amendment No. 15, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."







          Dated: February 5, 1997       /s/
                                        ----------------------------
                                        JAMES M. JOHNSON, Secretary
                                        PC&J Performance Fund